Commission File No. 000-49996

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

PATRIOT GOLD CORP.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock

(2) Aggregate number of securities to which transaction applies: 68,296,490

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PATRIOT GOLD CORP.

401 Ryland St., Ste. 180

Reno, NV 89502

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY

STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Notice and accompanying Information Statement is first being sent to our stockholders on or about June 22, 2026

To Our Stockholders:

We are writing to advise you that certain stockholders, owning approximately 50.3% of our outstanding shares of common stock, have approved by written consent in lieu of a stockholders’ meeting, the proposals to effect a reverse stock split of our outstanding common stock on a one-for-ten (1-for-10) shares basis. On October 7, 2025, our board of directors unanimously approved the above proposals.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you. The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is first being mailed to you on or about June 22, 2026 and we anticipate the effective date of the proposed actions to be July 12, 2026 or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent. Please read the accompanying Information Statement carefully.

Very truly yours,

/s/ Trevor Newton

Trevor Newton

President

PATRIOT GOLD CORP.

401 Ryland St., Ste. 180

Reno, NV 89502

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of PATRIOT GOLD CORP., a Nevada corporation, which we refer to herein as “PGOL,” “company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about June 22, 2026. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On June 16, 2026, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 68,296,490 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On October 7, 2025, certain stockholders who beneficially own 34,324,990 shares, or approximately 50.3% of our issued and outstanding common stock, consented in writing to effect a reverse stock split of our outstanding common stock on a one-for-ten (1-for-10) shares basis.

Also on October 7,2025, our board of directors approved the above actions, subject to approval by the stockholders. No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

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TABLE OF CONTENTS

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FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?

A: Stockholders owning a majority of our outstanding shares took action by written consent in lieu of a stockholders’ meeting. Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the stockholders take?

A: The stockholders executed written consents on October 7, 2025 approving the proposal that we (i) effect a reverse stock split of our issued and outstanding shares of common stock on a one-for-ten (1-for-10) shares basis. Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q: What action do I need to take as a stockholder?

A: You are not required to take any action. The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement. Following the reverse stock split, your present share certificates will be valid and deemed to represent 1/10 shares of post-split PGOL common stock. New certificates representing post-split common stock will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent.

Q: Am I entitled to appraisal rights?

A: No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q: Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split?

A: You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.

Q: Where can I find more information about the company?

A: As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. Our filings are available at www.sec.gov.

Q: Who can help answer my questions?

A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 401 Ryland St., Ste. 180, Reno, NV 89502, Attention Corporate Secretary, or by email at info@patriotgoldcorp.com .

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SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary. This summary also provides cross-references to the location in the Information Statement of the information summarized.

PATRIOT GOLD CORP.

Patriot Gold Corp. was incorporated in the State of Nevada on November 30, 1998 under the name of Northern Ostrich Corp. PGOL’s principal offices are located in Reno, Nevada. PGOL is a natural resource exploration stage company engaged in the acquisition, exploration, and development of mineral properties, including gold and precious-metals projects, within the United States.

PGOL is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov. PGOL’s common stock is quoted on the OTC Market under the trading symbol “PGOL”.

Our board of directors has determined that it is in our best interest to effect a reverse stock split of our issued and outstanding shares of common stock, on a one-for-ten (1-for-10) shares basis (the “Reverse Stock Split”). We believe that reducing the number of outstanding shares of our common stock through the Reverse Stock Split may increase the per share market price of our common stock which could provide a more favorable trading market for the shares.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

As of the date of the written consent by stockholders owning a majority of our outstanding shares on October 7, 2025, PGOL had issued and outstanding 68,296,490 shares of common stock. Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On October 7, 2025, the holders of 34,324,990 shares (or approximately 50.3% of the outstanding shares of common stock) executed and delivered to the board of directors a written consent approving the actions to effect the reverse stock split. Because the actions were approved by the written consent of stockholders holding a majority of our outstanding shares, no proxies are being solicited with this Information Statement.

Nevada Revised Statutes §78.320 provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 34,324,990 shares of our common stock, which represents approximately 50.3% of the 68,296,490 voting shares outstanding. The consenting stockholders voted in favor of the proposed actions described herein pursuant to written consent dated October 7, 2025. No consideration was paid for the consent. The consenting stockholder is set forth below.

Name	Number of Shares	Percent(1)
Trevor Newton	34,324,990	50.3%

__________________

Note:	Unless otherwise indicated, we have been advised that the stockholder set forth above has sole voting and investment power over his shares indicated above.

(1)	Based upon 68,296,490 shares of common stock outstanding on October 7, 2025.

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REVERSE STOCK SPLIT

On October 7, 2025, our board of directors and principal stockholders holding a majority of our outstanding common stock approved a one (1) share for ten (10) shares reverse stock split of our issued and outstanding common stock. The effective date of the split will be established at the discretion of our board of directors. We presently anticipate the split to occur on or about July 12, 2026.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

Effect of the Reverse Stock Split

The split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding of fractional shares. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Stock Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse stock split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse stock split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 10 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

Following the Reverse Stock Split, we will have issued and outstanding approximately 6,829,649 shares of common stock, without giving effect to the rounding of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded down to the next whole number of shares. No stockholders will receive cash in lieu of fractional shares.

Following the Reverse Stock Split, we will have the corporate authority to issue more than 393 million additional shares of authorized but unissued common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value. We have no immediate plans to use these authorized and unissued shares of common stock following the Reverse Stock Split.

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Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management. This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock give the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover. The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse stock split, we expect that our common stock will continue to be quoted on the OTC and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the Reverse Stock Split, the share certificates you now hold will continue to be valid. You are not required to exchange your certificates for new certificates at this time. In the future, new share certificates will be issued reflecting the stock split, but this in no way will effect the validity of your current share certificates. The reverse stock split will occur on the effective date without any further action on the part of our stockholders. After the effective date of the reverse stock split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/10 shares of post-split PGOL common stock. Certificates representing post-split common stock will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Mountain Share Transfer, LLC, 2030 Powers Ferry Rd., SE, Ste. 212, Atlanta, GA 30339 telephone (404) 474-3110. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split could result in some stockholders owning “odd-lots” of less than 10 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 10 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split.

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United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general informational purposes only. Further, it does not address any state, local or foreign income or other tax consequences. For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, possibly with retroactive effect. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by such stockholder immediately after the Reverse Stock Split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 1, 2026 with respect to the beneficial ownership of our common stock:

●	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

●	by each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, the address for each person set forth below will be c/o 401 Ryland St., Ste. 180, Reno, NV 89502.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Directors and Officers
Robert Coale *	731,250	1.10%
Trevor Newton *	34,324,990	50.30%
Zachary Black *	500,000	0.80%

5% Stockholders
Trevor Newton	34,324,990	50.30%
All directors and officers as a group (3 persons)	35,556,240	52.10%

__________________

*       Director and/or executive officer

Note:	Unless otherwise indicated, the Company has been advised that each person above has sole voting power over the shares indicated above.

(1)	Based upon 68,296,490 shares of common stock outstanding on June 1, 2026

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC and are available at www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the Reverse Stock Split shall not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about July 12, 2026.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them. The board of directors has fixed the close of business on June 16, 2026, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about June 22, 2026 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Trevor Newton

Trevor Newton

President

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